Exhibit 10.16

EXECUTION VERSION

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of March 31, 2015, to be effective as of April 1, 2015, by and between SecurCare Self Storage, Inc., a Colorado corporation (“Contributor”) and NSA OP, LP, a Delaware limited partnership (“OP,” and together with the Contributor, the “Parties”)).

RECITALS

WHEREAS, Contributor owns the assets set forth on Schedule A attached to this Agreement, which together with the right to receive the monthly fees as described therein, comprise the “Contributed Assets,” and Contributor is responsible for the liabilities set forth on Schedule B (the “Assumed Liabilities”), which together comprise the business operations of the Contributor’s call center (the “Call Center”);

WHEREAS, Contributor desires to contribute all of its right, title and interest in and to the Contributed Assets, free and clear of all liens, security interests, prior assignments or conveyances, conditions, restrictions, reservations and encumbrances whatsoever and all other defects or imperfections in title (collectively, “Encumbrances”) to OP in exchange for the assumption by OP of the Assumed Liabilities and the issuance by OP of the Unit Consideration (as defined in Section 3 below), in accordance with the terms and subject to the conditions specified in this Agreement;

WHEREAS, concurrently herewith, OP, or a wholly-owned direct or indirect subsidiary (a “Subsidiary”) thereof, and Contributor are entering into a business services agreement (the “Business Services Agreement”) whereby OP, or a Subsidiary thereof, will retain Contributor to manage the Call Center in exchange for a fee;

NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement agree as follows:

1.                                      Contribution of Contributed Assets; Effective Date.  Contributor agrees to contribute, transfer, convey and assign to OP, and OP agrees to accept the contribution, transfer, conveyance and assignment of, the Contributed Assets, pursuant to the terms and conditions set forth in this Agreement.  On the Closing Date (as defined in Section 6(a) of this Agreement), Contributor shall contribute, transfer, convey and assign to OP the Contributed Assets free and clear of all Encumbrances, with the effective date of such contribution being April 1, 2015 (the “Effective Date”).  The Parties to this Agreement shall take such additional actions and execute such additional documentation as may be required in order to effect the transactions contemplated by this Agreement.

2.                                      Contributed Assets Description.  The Contributed Assets shall include all of the rights and interests of any nature whatsoever of Contributor in and to the assets set forth on Schedule A to this Agreement, in each case and with respect to each asset, as more fully described on Schedule A attached to this Agreement and incorporated herein by this reference.

3.                                      Assumed Liabilities and Unit Consideration.  The aggregate consideration for which Contributor agrees to contribute, transfer, convey and assign the Contributed Assets to OP shall include (i) the assumption by OP of the Assumed Liabilities set forth on Schedule B to this

Agreement, in each case and with respect to each liability, as more fully described on Schedule B attached to this Agreement and incorporated herein by this reference, and (ii) the issuance to Contributor by OP of 50,000 Class A common units of limited partner interest in OP (the “Unit Consideration”), which issuance will be evidenced and reflected by an amendment to Exhibit A of the limited partnership agreement of OP, as amended (the “LP Agreement”).  The Parties agree that, on the Closing Date, the assumption by OP of the Assumed Liabilities and the issuance of the Unit Consideration will be deemed effective as of the Effective Date. The Parties to this Agreement shall take such additional actions and execute such additional documentation as may be required by the LP Agreement in order to effect the transactions contemplated by this Agreement.

4.                                      Tax Treatment of the Contribution.  The contribution, transfer, conveyance and assignment of the Contributed Assets to OP by Contributor for the Unit Consideration pursuant to this Agreement is intended to be treated by the Parties for U.S. federal income tax purposes as a contribution to an entity treated as a partnership for U.S. federal income tax purposes in exchange for an interest in such partnership that is governed by Section 721(a) of the Internal Revenue Code of 1986, as amended.

5.                                      Transfer Taxes.  All sales, value added, use, state or local transfer and gains taxes, registration, stamp and similar taxes imposed in connection with the transactions contemplated by this Agreement shall be borne exclusively by Contributor.  Contributor shall make all required tax filings in connection with the foregoing and shall indemnify OP for any losses or claims in connection with Contributor’s failure to pay such taxes and/or to make such filings, which obligations shall survive indefinitely.

6.                                      Closing Date and Closing Procedures and Requirements.

(a)                                 Closing Date.  The “Closing Date” or “Closing” of this Agreement and the completion of the acquisition of the Contributed Assets and the assumption of the Assumed Liabilities by OP shall take place on the date hereof and shall be effective as of the Effective Date.

(b)                                 Closing Deliveries.  On the Closing Date, OP shall transfer the Unit Consideration to Contributor pursuant to Section 3 of this Agreement and OP shall assume the Assumed Liabilities and accept the Contributed Assets.  Simultaneously with the delivery of the Unit Consideration and the assumption of the Assumed Liabilities, Contributor will contribute, transfer, convey, assign and deliver to OP good and valid title in and to the Contributed Assets, in each case, free and clear of all Encumbrances, by executing and delivering to OP a transfer agreement substantially in the form of Exhibit 1 attached to this Agreement.  In addition, on the Closing Date, (i) Contributor will deliver to OP a completed and executed Accredited Investor Questionnaire in the form of Exhibit 2 attached to this Agreement; and (ii) OP, or a Subsidiary thereof, and Contributor will execute and deliver to each other the Business Services Agreement.

7.                                      Representations, Warranties, and Covenants of Contributor.  Contributor hereby makes the following representations, warranties, and covenants, each of which is material and being relied upon by OP, each and every one of which is true, correct, and complete as of the date of this Agreement (unless they expressly provide for a future date):

(a)                                 Organization and Authority.  Contributor is a corporation that has been duly organized and is validly existing and in good standing under the laws of the State of Colorado, and has full right, power and authority to execute and deliver this Agreement and to perform all of its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery by Contributor of this Agreement, and the performance by Contributor of its obligations hereunder require no further action or approval of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Contributor in accordance with its terms, subject, as to enforcement, to the bankruptcy, reorganization, insolvency and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(b)                                 Contributed Assets and Assumed Liabilities. Each of Schedule A and Schedule B to this Agreement is accurate and complete in all material respects and Contributor owns the Contributed Assets, beneficially and of record, free and clear of any and all Encumbrances.  Contributor is responsible for the Assumed Liabilities.  Contributor has not granted any options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or given any right to subscribe for or participate in the profits of all or any portion of the Contributed Assets.  At the Closing, upon consummation of the transactions contemplated by this Agreement, OP will acquire the entire legal and beneficial interest in all of the Contributed Assets, free and clear of any and all Encumbrances, and will assume the Assumed Liabilities.  Contributor further represents and warrants that the historical monthly fees paid to Contributor, as set forth on Schedule C, under the Call Center Service Agreements (as defined in Schedule A) are true and accurate and, to Contributor’s knowledge, Contributor expects such monthly fees to continue hereafter in the same amounts.

(c)                                  Non-contravention.  Neither the entry into nor the performance of, or compliance with, this Agreement by Contributor has resulted, or will result, in any violation of applicable law, or in any violation of or default under, or result in the acceleration of, any obligation under any mortgage, indenture, lien, agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Contributor, the Contributed Assets, or the Assumed Liabilities.

(d)                                 Consents.  Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Contributor has been obtained or will be obtained on or before the Closing Date.

(e)                                  Unregistered Securities. Contributor acknowledges that:

(i)                                     The Unit Consideration to be acquired by the Contributor hereunder has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws;

(ii)                                  OP’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Contributor contained herein;

(iii)                               The Unit Consideration, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available;

(iv)                              There is no public market for the Unit Consideration and no public market may develop; and

(v)                                 OP has no obligation to register the Unit Consideration for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.

Contributor hereby acknowledges that because of the restrictions on transfer or assignment of the Unit Consideration to be issued hereunder which are set forth in this Agreement and in the LP Agreement, Contributor may have to bear the economic risk of the Unit Consideration issued hereby for an indefinite period of time.  Contributor also acknowledges that certificates (if any) representing the Unit Consideration issued to Contributor hereunder will bear a legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

(f)                               Accredited Investors. Contributor is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act.  As of the Closing Date, Contributor has duly executed the Accredited Investor Questionnaire set forth as Exhibit 2 hereto indicating the basis for such representation. Contributor understands the risks of, and other considerations relating to, the acquisition of the Unit Consideration (including any securities into which the Unit Consideration may be converted).  Contributor by reason of its business and financial experience together with the business and financial experience of those persons, if any, retained by Contributor to represent or advise Contributor with respect to Contributor’s investment in the Unit Consideration (including any securities into which the Unit Consideration may be converted):

(i)                                     has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of an investment in OP and of making an informed investment decision;

(ii)                                  is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interests;

(iii)                               is capable of bearing the economic risk of such investment; and

(iv)                              in making its decision to enter into this Agreement has conducted its own due diligence, has been represented by competent counsel and financial advisors and has not relied on oral or written advice from OP or its affiliates, representatives, or agents or on representations or warranties of OP other than those set forth in this Agreement.

(g)                                  Investment For Own Account.  The Unit Consideration to be acquired by Contributor as contemplated hereby will be acquired for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

(h)                                 Access to Information; Review of Documents.  Contributor confirms and acknowledges that (a) Contributor has carefully read and understood this Agreement, the Business Services Agreement, and the LP Agreement, (b) Contributor has made such further investigations as Contributor has deemed appropriate, (c) neither OP nor anyone else on its behalf has made any representations or warranties of any kind or nature to induce Contributor to enter into this Agreement except as specifically set forth herein, (d) neither OP or any of its respective affiliates are acting as fiduciary or financial or investment adviser for Contributor in connection with its decision to subscribe for the Unit Consideration, (e) Contributor is not relying upon OP, its affiliates, or its or any of their advisors for guidance with respect to tax, legal or other considerations in connection with this prospective investment; (f) Contributor has been afforded an opportunity to ask questions of, and receive answers from OP, its representatives or persons authorized to act on its behalf (including its general partner or the parent of its general partner), concerning the terms and conditions of the offer and sale of the Unit Consideration, (g) Contributor has been afforded access to information about OP and its financial condition and results of operations sufficient to evaluate its investment in the Unit Consideration and (g) Contributor has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of information otherwise furnished by OP.

(i)                                 Real Property Interest.  None of the Contributed Assets or Assumed Liabilities constitutes a United States real property interest within the meaning of Section 897(c)(1) of the Internal Revenue Code of 1986, as amended.

8.                                      Representations and Warranties of OP.  OP hereby makes the following representations and warranties, each of which is material and being relied upon by Contributor, which are true, correct, and complete as of the date of this Agreement (unless they expressly provide for a future date):

(a)                                 Organization and Authority.  OP is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to execute and deliver this Agreement and to perform all of its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the performance by OP of its obligations hereunder have been duly authorized by all requisite action of OP and require no further action or approval of OP’s partners, officers, or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of OP in accordance with its terms subject, as to enforcement, to the bankruptcy, reorganization, insolvency and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(b)                                 Non-contravention.  Neither the entry into nor the performance of, or compliance with, this Agreement by OP has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under the LP Agreement of OP, its Certificate of Limited Partnership or any material mortgage, indenture, lien, agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to OP.

(c)                                  Unit Consideration Validly Issued.  The Unit Consideration issued by OP pursuant to this Agreement, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the “Limited Partnership Act”) or as agreed between OP and any limited partner in OP.

(d)                                 Consents.  Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by OP has been obtained or will be obtained on or before the Closing Date.

9.                            Survival of Representations and Warranties; Remedy for Breach.  All representations and warranties of Contributor and OP in this Agreement shall survive the Closing for a period of one year after the Closing Date.

10.                               Assignment.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Party hereto and any attempt to do so will be void, except that the Parties hereby agree that OP may assign its rights, interests, and obligations hereunder to a wholly-owned direct or indirect subsidiary thereof.

11.                               Successors and Assigns.  The rights and obligations created by this Agreement shall be binding upon and inure to the benefit of the Parties hereto, their heirs, executors, receivers, trustees, successors and permitted assigns.

12.                               Governing Law.  This Agreement and all transactions contemplated hereby shall be governed by, construed and enforced in accordance with the laws of the State of New York.

13.                               Third Party Beneficiary.  Except as specifically set forth in this Agreement, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer, or employee of any Party to this Agreement or any other person or entity.

14.                               Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto.  The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of the void or unenforceable provision and to execute any amendment, consent, or agreement deemed necessary or desirable by OP to effect such replacement.

15.                               Reliance.  Each Party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other Party to this Agreement, and that it has or will consult with its own advisors.

16.                               Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or emailed, mailed (first class postage prepaid) to the Parties at the following addresses or facsimile numbers:

If to the Contributor:
SecurCare Self Storage, Inc.
9226 Teddy Lane, Suite 100
Lone Tree, CO 80124
Attention: Justin Hlibichuk
Facsimile: 303-705-8001
Email: jhlibichuk@securcare.net

If to OP:	National Storage Affiliates Trust
5200 DTC Parkway, Suite 200
Greenwood Village, Colorado 80111
Attention: Tamara D. Fischer
Facsimile: 720-630-2626
Email: tfischer@nsareit.net

with a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: Andrew Epstein
Facsimile: 212-878-8332
Email: Andrew.epstein@cliffordchance.com

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 16, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 16, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 16, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 16).  Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Parties hereto in accordance with this Section 16.

17.                               Covenants.  Contributor covenants that, after the date hereof, to the extent any monthly fees in respect of the Call Center services under the Call Center Service Agreements (as defined in Schedule A) are inadvertently paid by any person or persons to Contributor instead of OP, Contributor will promptly transfer all such payments sent to Contributor in respect of such monthly fees to OP, or a Subsidiary thereof, at the direction of OP.

18.                               Further Assurances.  From time to time, at any Party’s request, whether on or after Closing, and without further consideration, the other Party shall execute and deliver any further instruments of conveyance and take such other actions as the requesting Party may reasonably require to complete more effectively the transfer of the Contributed Assets to, or assumption of the Assumed Liabilities by, OP.

19.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.                               Entire Agreement and Amendments.  This Agreement, together with all exhibits attached hereto or referred to herein, contain all representations and the entire understanding between the Parties hereto with respect to the subject matter hereof.  Any prior correspondence, memoranda or agreements are replaced in total by this Agreement and exhibits hereto.  This Agreement may only be modified or amended upon the written consent of each Party hereto.

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IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first written above.

SECURCARE SELF STORAGE, INC., A COLORADO CORPORATION

By	/s/ David G. Cramer
Name: David G. Cramer
Title: President

NSA OP, LP, A DELAWARE LIMITED PARTNERSHIP

By	/s/ Tamara D. Fischer
Name: Tamara D. Fischer
Title: Authorized Signatory

Schedule A

(Contributed Assets)

The “Contributed Assets” comprise all assets that, immediately prior to the Closing, have been used or held for use in or are otherwise related to, useful in or necessary for the conduct of the business operations of the Call Center, as such Call Center has been operated through the date immediately preceding the Closing, which include, but are not limited to, the following:

•                  (a) All furniture, computers, equipment, kitchenware and appliances, televisions, work stations, and other tangible personal property in Unit C at the address 1545 S. Nevada Avenue, Colorado Springs, Colorado, 80905 that is used or held for use in or otherwise related to, useful in or necessary for the conduct of the business operations of the Call Center;

•                  (b) All rights of Contributor in the Five9 Customer License Agreement effective as of April 3, 2011 by and between Five9, Inc. and Contributor (the “Five9 Software License”), for which Contributor represents Five9, Inc. has provided prior written consent to assign, and all computer and electronic data processing programs and software programs and related documentation, existing research projects, computer software presently under development, and all software owned and all proprietary information, processes, formulae and algorithms, used in the ownership, marketing, development, maintenance, support and delivery of such software in connection with the Call Center;

•                  (c) All rights of Contributor in the call center services agreements by and between, in each case, SecurCare Self Storage, Inc., as service provider, and the applicable property management company, as operator (the “Call Center Service Agreements”), which evidence monthly fees payable to Contributor in the amounts set forth on Schedule C hereto;

•                  (d) All accounts receivable and other evidence of indebtedness of and rights to receive payments arising out of sales of Call Center services occurring in the conduct of the business operations of the Call Center, including any rights of Contributor with respect to any third-party collection proceedings or any other actions or proceedings that have been commenced in connection therewith.

•                  (d) All intangible items associated with the Call Center and all goodwill associated therewith, including any associated (i) name and marks, (ii) patents, (iii) ownership rights to any copyrightable work, (iv) all know-how or other trade secrets, whether or not reduced to practice; (v) the right to sue for and recover damages, assets, settle and/or release any claims or demands and obtain all other remedies and relief at law or equity for any past, present, future infringement or misappropriation of any of the above intellectual property; and (vi) all licenses, options to license and other contractual rights to use the above intellectual property;

•                  (e)  All files, documents, instruments, papers, books and records (whether in paper, digital or other tangible or intangible form), used or held for use in or otherwise related to, useful in or necessary for the conduct of the business operations of the Call Center, the Contributed Assets, or the Assumed Liabilities, including all financial records, tax records (other than income tax records), technical information, operating and production records, quality control records, blueprints, research and development notebooks and files, customer credit data, manuals, engineering and scientific data, sales and promotional literature, drawings, technical plans, business plans, budgets, price lists, lists of customers and suppliers and human resources and employee benefits data;

•                  (f)  all rights, claims and causes of action that are used or held for use in or otherwise related to, useful in or necessary for the conduct of the business operations of the Call Center or any of the Contributed Assets or Assumed Liabilities;

•                  (j)            all prepaid expenses, deferred charges, advance payments, and similar items that are used or held for use in or otherwise related to, useful in or necessary for the conduct of the business operations of the Call Center;

•                  (k)         all rights of Contributor under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products sold or services provided to Contributor for or in connection with the Call Center or in respect of any of the Contributed Assets;

•                  (l)             all telephone numbers, websites and domain names that are used or held for use in or otherwise related to, useful in or necessary for the conduct of the business operations of the Call Center; and

•                  (m)     all goodwill associated with the Call Center, together with the right to represent to third Parties that OP and its affiliates are the successors to the Call Center.

Schedule B

Assumed Liabilities

The “Assumed Liabilities” are those expressly set forth below:

•                  All liabilities of Contributor under the Five9 Software License

•                  All liabilities of Contributor under the Call Center Service Agreements

Notwithstanding the above provisions, OP shall be required to assume obligations and liabilities that were incurred prior to the Closing Date only to the extent of any accrual thereof after the Closing Date.

In the event of any claim against OP with respect to any of the Assumed Liabilities, OP shall have, and Contributor hereby assigns to OP, any defense, counterclaim or right of setoff that would have been available to Contributor if such claim had been asserted against Contributor.  The assumption by OP of the Assumed Liabilities and the transfer of the Assumed Liabilities by Contributor shall in no way expand the rights or remedies of any person against OP or Contributor or their respective officers, directors, managers, employees, stockholders, unit holders, and advisors as compared to the rights and remedies that such person would have had against such Parties had OP not assumed the Assumed Liabilities.  Without limiting the generality of the foregoing, the assumption by OP of the Assumed Liabilities shall not create any third-party beneficiary rights.

Schedule C

Historical Monthly Fees under Call Center Service Agreements

EXHIBIT 1

TRANSFER AGREEMENT

This TRANSFER AGREEMENT (this “Agreement”) is entered into as of March 31, 2015, to be effective as of April 1, 2015, by and among SecurCare Self Storage, Inc., a Colorado corporation (“Contributor”) and NSA OP, LP, a Delaware limited partnership (“OP”).

RECITALS

WHEREAS, Contributor and OP entered into a Contribution Agreement, dated March 31, 2015 (the “Contribution Agreement”), pursuant to which, among other things, Contributor agreed to contribute the Contributed Assets to OP in exchange for the assumption by OP of the Assumed Liabilities and the issuance by OP of the Unit Consideration; capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in the Contribution Agreement; and

WHEREAS, Contributor wishes to contribute, transfer, convey and assign to OP all of its right, title and interest in and to the Contributed Assets free and clear of all Encumbrances in exchange for the assumption by OP of the Assumed Liabilities and the issuance by OP of the Unit Consideration.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement agree as follows:

1.              Assignment.  As of the date hereof, Contributor relinquishes all of its rights with respect to the Contributed Assets for all purposes.  Contributor hereby contributes, transfers, conveys and assigns to OP, its successors and assigns, the Contributed Assets free and clear of all Encumbrances.

2.              Further Assurances.  At any time and from time to time after the date hereof, at the request and expense of OP, and without further consideration, Contributor shall execute and deliver such other instruments of contribution, transfer, conveyance, assignment and confirmation and take such other action as OP may reasonably request as necessary or desirable in order to more effectively contribute, transfer, convey and assign to OP the Contributed Assets.

3.              Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers or agents as of the date first written above.

SECURCARE SELF STORAGE, INC., A COLORADO CORPORATION

By	/s/ David G. Cramer
Name: David G. Cramer
Title: President

NSA OP, LP, A DELAWARE LIMITED PARTNERSHIP

By	/s/ Tamara D. Fischer
Name: Tamara D. Fischer
Title: Authorized Signatory

EXHIBIT 2

Accredited Investor Questionnaire

This Questionnaire is being provided in accordance with the provisions of that certain “Contribution Agreement” of even date herewith (the “Contribution Agreement”) pursuant to which the undersigned, or an entity in which the undersigned owns interests in, is contributing certain assets to NSA OP, LP, a Delaware limited partnership (“OP”). Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Contribution Agreement.

The undersigned represents and warrants to OP that it is an “accredited investor” within the meaning given to such term under Rule 501 of Regulation D under the Securities Act and has initialed the applicable statement below.

FOR INDIVIDUALS [Entities should complete the section below]

Please check the appropriate description which applies to you.

(a)                             I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000. For purposes of this item question, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Securities for the purpose of investing in the Unit Consideration.

(b)                             I am a natural person who had individual income exceeding $200,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year.

(c)                              I am a natural person who had joint income with my spouse exceeding $300,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year, as defined above.

(d)                             I am a director, executive officer or general partner of OP, or a director, executive officer or general partner of a general partner of OP. (For purposes of this question, executive officer means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for OP.)

FOR ENTITIES

Please check the appropriate description which applies to you.

(a)                             A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

(b)                             A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

(c)                              An insurance company, as defined in Section 2(13) of the Securities Act.

(d)                             An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

(e)                              A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

(f)                               A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

(g)                              An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

(h)                             A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(i)                                 X                                       A corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Unit Consideration, and that has total assets in excess of $5 million.

(j)                                A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Unit Consideration, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

(k)                             An entity in which all of the equity owners are accredited investors and meet the criteria listed for individuals listed above in this Questionnaire.

Dated as of this 31st day of March, 2015.

SECURCARE SELF STORAGE, INC., A COLORADO CORPORATION

	By	/s/ David G. Cramer
Name: David G. Cramer
Title: President